CONSENT OF INDPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated June 18, 1998, with respect to the financial statements and schedules of the Gray Communications Systems, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                             /s/ Ernst & Young LLP


Columbus, Georgia
June 24, 1998